                          NATIONAL PROPANE CORPORATION
                          1998 Five-Year Business Plan
                        Condensed Statement of Operations
                                 Schedule IS - I

                                National Propane

                                                          1999         2000         2001         2002         2003
                                                        ---------    ---------    ---------    ---------    ---------
Revenues:
  Net sales                                             $166,694     $174,529     $178,551     $182,122     $185,764
  Franchise/Other revenue                                      --           --           --           --           --
                                                        ---------    ---------    ---------    ---------    ---------
    Total revenues                                        166,694      174,529      178,551      182,122      185,764
                                                        ---------    ---------    ---------    ---------    ---------

Expenses:
  Cost of sales                                           123,102      126,412      129,095      131,047      133,336
  Selling and distribution                                  4,005        4,144        4,227        4,343        4,471
  General and administrative                               21,972       22,546       22,707       22,984       23,482
  Reduction in carrying value of assets (a)                    --           --           --           --           --
  Facilities relocation and restructuring (a)                  --           --           --           --           --
  Acquisition related costs                                    --           --           --           --           --
  Corporate expense                                           100           --           --           --           --
                                                        ---------    ---------    ---------    ---------    ---------
    Total expenses                                        149,179      153,102      156,029      158,374      161,289
                                                        ---------    ---------    ---------    ---------    ---------
      Operating Profit / EBIT (A)                          17,515       21,427       22,522       23,748       24,475

  Facilities relocation and restructuring                      --           --           --           --           --
  Acquisition related costs                                    --           --           --           --           --
  Reduction in carrying value of assets (sch. IS - II)         --           --           --           --           --
  Depreciation of properties (sch. IS - II)                10,143        9,980        9,980        9,980        9,980
  Amortization of goodwill (sch. IS - II)                   1,026        1,026        1,026        1,026        1,026
  Amortization of trademarks (sch. IS - II)                    --           --           --           --           --
  Amortization of stock compensation (sch. IS - II)           391          291          141           40           --
  Amortization - other (sch. IS - II)                         702          577          475          275          175
                                                        ---------    ---------    ---------    ---------    ---------
    Total depreciation & amortization (sch. IS - II)       12,262       11,874       11,622       11,321       11,181
                                                        ---------    ---------    ---------    ---------    ---------
      EBITDA                                               29,777       33,301       34,144       35,069       35,656

Other income (expense):
  Interest (expense) (sch. IS - III)                      (12,437)     (12,639)     (13,157)     (12,825)     (12,735)
  Investment income (sch. IS - IV)                             --           --           --           --           --
  Other income (sch. IS - V)                                  400          400          400          400          400
  Gain on sale of businesses                                   --           --           --           --           --
  Equity in earnings of NPLP                                   --           --           --           --           --
  Intercompany interest (sch. IS - V)                       8,194        8,217        8,194        8,194        8,107
  Other expense (sch. IS - V)                                  --           --           --           --           --
                                                        ---------    ---------    ---------    ---------    ---------
    Total Other(B)                                         (3,843)      (4,022)      (4,563)      (4,231)      (4,228)

                                                        ---------    ---------    ---------    ---------    ---------
Income (loss) before taxes (A+B)                           13,672       17,405       17,959       19,517       20,247

  Provision for taxes                                      (3,264)      (3,903)      (3,997)      (4,264)      (4,388)

                                                        ---------    ---------    ---------    ---------    ---------
Income (loss) before minority interests                    10,408       13,502       13,962       15,253       15,859

  Minority interests                                       (5,510)      (7,648)      (7,966)      (8,858)      (9,276)

                                                        ---------    ---------    ---------    ---------    ---------
Income (loss) from continuing operations                    4,898        5,854        5,996        6,395        6,583

  Discontinued operations                                      --           --           --           --           --

                                                        ---------    ---------    ---------    ---------    ---------
Income before extraordinary items                           4,898        5,854        5,996        6,395        6,583

  Extraordinary items                                          --           --           --           --           --

                                                        ---------    ---------    ---------    ---------    ---------
Net income                                                 $4,898       $5,854       $5,996       $6,395       $6,583
                                                        =========    =========    =========    =========    =========

(a) It is anticipated that these amounts will be zero.

                          NATIONAL PROPANE CORPORATION
                          1998 Five-Year Business Plan
                                  Balance Sheet
                                 Schedule BS - I

                                National Propane

                                                          12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
                                                            Plan       Plan       Plan       Plan       Plan
                                                          --------   --------   --------   --------   --------
Current Assets:
   Cash and cash equivalents                                  $602       $500     $3,500       $500     $2,125
   Restricted cash and cash equivalents                         --         --         --         --         --
   Marketable securities and other investments                  --         --         --         --         --
   Receivables                                               14547      13878      13065      12215      12426
   Inventories                                                8841       8265       7815       7521       7671
   Deferred income taxes                                        --         --         --         --         --
   Prepaid and other current assets                           1465       1490       1520       1550       1581
                                                          --------   --------   --------   --------   --------
                  Total current assets                       25455      24133      25900      21786      23803
                                                          --------   --------   --------   --------   --------
Properties, net                                              70115      65309      60829      56349      51869
Goodwill                                                     15595      14569      13543      12517      11491
Trademarks                                                      --         --         --         --         --
Investments                                                     --         --         --         --         --
Other assets:
   Pension and other post retirement benefits                   --         --         --         --         --
   Deferred costs                                             5751       4448       3247       2246       1345
   Investments in consolidated subsidiaries                     --         --         --         --         --
   Notes and contracts receivable - non current                140        120        100         80         60
   Other investments                                            --         --         --         --         --
   Other assets                                                200        200        200        200        200
                                                          --------   --------   --------   --------   --------
                  Total other assets                          6091       4768       3547       2526       1605

                                                          --------   --------   --------   --------   --------
   Total Assets                                            117,256    108,779    103,819     93,178     88,768
                                                          ========   ========   ========   ========   ========

Current Liabilities:
   Current portion of long-term debt (sch. BS - III)         4,478      4,583      8,167      6,000      6,000
   Accounts payable                                           6539       7170       7313       7675       7829
   Accrued expenses and other current liabilities            13697      14049      14199      14842      15155
   Net current liabilities of discontinued operations           --         --         --         --         --
                                                          --------   --------   --------   --------   --------
                  Total current liabilities                  24714      25802      29679      28517      28984
                                                          --------   --------   --------   --------   --------

Intercompany payable/(receivable) (sch. BS - II)            (60700)    (60700)    (60700)    (60700)    (56862)

Long-term debt (sch. BS - III)                              131750     133167     135000     135000     135000
Insurance loss reservese                                        --         --         --         --         --
Deferred income taxes                                        12608      12608      12608      12608      12608
Deposits and other long-term liabilities                      2304       2104       1904       1704       1704
Minority interest                                           (10403)    (16661)    (22687)    (27877)    (32674)
                                                          --------   --------   --------   --------   --------
                  Total noncurrent liabilities               75559      70518      66125      60735      59776
                                                          --------   --------   --------   --------   --------

Stockholders' equity
   Common stock                                                  1          1          1          1          1
   Additional paid-in capital                               138166     138166     138166     138166     138166
   Retained earnings                                       (120986)   (125633)   (130137)   (134241)   (138159)
   Currency translation adjustment                              --         --         --         --         --
   Unearned compensation                                      (198)       (75)       (15)        --         --
   Net unrealized gains (loss) on marketable securities         --         --         --         --         --
   Treasury shares at cost                                      --         --         --         --         --
                                                          --------   --------   --------   --------   --------
                  Total stockholders' equity                 16983      12459       8015       3926          8
                                                          --------   --------   --------   --------   --------

                                                          --------   --------   --------   --------   --------
   Total Liabilities and Equity                           $117,256   $108,779   $103,819    $93,178    $88,768
                                                          ========   ========   ========   ========   ========

                          NATIONAL PROPANE CORPORATION
                          1998 Five-Year Business Plan
                             Statement of Cash Flows
                                 Schedule CF - I

                                National Propane

                                                              12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
                                                                Plan        Plan        Plan        Plan        Plan
                                                              --------    --------    --------    --------    --------
Net Income (sch. IS - I)                                         2,496       5,853       5,996       6,396       6,582

Depreciation and amortization (sch. IS - I and IS - II)          3,058      11,874      11,622      11,321      11,181
Proceeds from sale of businesses                                    --          --          --          --          --
Amortization of orginal debt discount and deferred debt costs      182         726         726         726         726
Equity in earnings of NPLP                                          --          --          --          --          --
Dividends from NPLP                                               (146)    (10,500)    (10,500)    (10,500)    (10,500)
Add back interest expense, accrual basis                            --          --          --          --          --
Add back intercompany interest, accrual basis                       --          --          --          --          --
Subtract cash interest paid                                         --          --          --          --          --
Income tax provision (benefit)                                      --          --          --          --          --
Income tax payments                                                 --          --          --          --          --
Capital expenditures - general                                  (1,375)     (5,174)     (5,500)     (5,500)     (5,500)
Capital expenditures- aircraft leases                               --          --          --          --          --
Management fees                                                     --          --          --          --          --
Intercompany principal repaid (sch. CF - II)                        --          --          --          --       3,838
Intercompany interest paid (sch. CF - II)                           --          --          --          --          --
Other intercompany (sch. CF - II)                                   --          --          --          --          --
Repurchase of common stock                                          --          --          --          --          --
Proceeds from stock option exercises                                --          --          --          --          --
Payment of deferred financing costs                                 --          --          --          --          --
Reclassification of debt from long-term liability                   --          --          --          --          --
Debt repayments                                                 (1,268)      1,522      (4,583)     (2,167)         --
Debt borrowings                                                     --          --      10,000          --          --
                                                              --------    --------    --------    --------    --------
  Subtotal                                                       2,947       4,301       7,761         276       6,327

Change in working capital
(Increase) decrease in receivables                              (7,887)        669         813         850        (211)
(Increase) decrease in inventories                              (1,100)        576         450         294        (150)
(Increase) decrease in prepaid and
other current assets                                                --         (25)        (30)        (30)        (31)
Increase (decrease) in accounts
payable and accrued expenses                                     5,445         983         293       1,005         467
                                                              --------    --------    --------    --------    --------
                                                                (3,542)      2,203       1,526       2,119          75
                                                              --------    --------    --------    --------    --------
Subtotal                                                          (595)      6,504       9,287       2,395       6,402

* Other, net (please provide detail of significant amounts)        655      (6,606)     (6,287)     (5,395)     (4,777)

                                                              --------    --------    --------    --------    --------
Change in cash and short term investments                           60        (102)      3,000      (3,000)      1,625

  Beginning cash and short term investments (sch. BS - I)          542         602         500       3,500         500

                                                              --------    --------    --------    --------    --------
  Ending cash and short term investments (sch. BS - I)             602         500       3,500         500       2,125
                                                              ========    ========    ========    ========    ========

  Beginning long-term debt (sch. BS - I and BS III)            137,496     136,228     137,750     133,167     131,000
  Beginning cash and short term investments (sch. BS - I)         (542)       (602)       (500)     (3,500)       (500)
                                                              --------    --------    --------    --------    --------
    Beginning net debt                                         136,954     135,626     137,250     129,667     130,500
                                                              ========    ========    ========    ========    ========

  Change in long-term debt                                      (1,268)      1,522      (4,583)     (2,167)         --
  Change in cash and short term investments                        (60)        102      (3,000)      3,000      (1,625)
                                                              --------    --------    --------    --------    --------
    Change in net debt                                          (1,328)      1,624      (7,583)        833      (1,625)
                                                              ========    ========    ========    ========    ========

  Ending long-term debt (sch. BS - I and BS III)               136,228     137,750     133,167     131,000     131,000
  Ending cash and short term investments (sch. BS - I)            (602)       (500)     (3,500)       (500)     (2,125)
                                                              --------    --------    --------    --------    --------
    Ending net debt                                            135,626     137,250     129,667     130,500     128,875
                                                              ========    ========    ========    ========    ========

* Distributions to Common Unitholders                            (3518)     (14073)     (14073)     (14073)     (14073)
  Minority Interest                                               4218        7647        7966        8858        9276
  Proceeds from sale of property                                    --          --          --          --          --
  Gain on sale of assets                                            --          --          --          --          --
  Increase(decrease) in other LT Liabs                             (50)       (200)       (200)       (200)         --
  (Increase)decrease in other LT Assets                              5          20          20          20          20
                                                              --------    --------    --------    --------    --------
                                                                   655      (6,606)     (6,287)     (5,395)     (4,777)

National Propane Partners L.P.
1999 Budget
(000)

                                       1/99        2/99        3/99        4/99        5/99        6/99        7/99        8/99
                                   --------    --------    --------    --------    --------    --------    --------    --------
Gallons Sold                         20,032      16,565      15,154      11,145       8,553       8,257       9,034       9,494

Propane Revenues                     17,979      14,799      13,192       9,882       7,560       7,009       7,291       8,411
Appliance Revenues                      247         242         232         230         270         252         246         259
Other Revenues                          593         523         562         526         693         657         602         547
                                   --------    --------    --------    --------    --------    --------    --------    --------
  Total Revenues                     18,819      15,564      13,986      10,637       8,523       7,919       8,139       9,218

Cost of Propane Sales                 8,355       6,684       5,730       4,240       3,165       2,914       3,028       4,066
Cost of Appliance Sales                 185         182         172         172         193         185         183         194

   Total Cost of Sales                8,539       6,866       5,902       4,412       3,358       3,099       3,211       4,260

Propane Gross Profit                  9,624       8,115       7,462       5,641       4,394       4,095       4,263       4,346
Appliance Gross Profit                   63          59          60          58          77          67          63          65
Other Gross Profit                      593         523         562         526         693         657         602         547
                                   --------    --------    --------    --------    --------    --------    --------    --------
  Total Gross Profit                 10,280       8,698       8,084       6,225       5,164       4,819       4,928       4,958

Operating Expenses                    5,069       4,831       5,089       4,843       4,661       4,774       4,919       4,903

EBITDA                                5,210       3,866       2,995       1,382         504          45           9          54

Depreciation & Amortization           1,018       1,018       1,018       1,017       1,017       1,018       1,016       1,016
                                   --------    --------    --------    --------    --------    --------    --------    --------

Operating Income                      4,193       2,849       1,977         365        (514)       (972)     (1,007)       (962)

Other Income (Expenses)                  16          16          16          16          16          16          16          16
                                   --------    --------    --------    --------    --------    --------    --------    --------

EBIT                                  4,209       2,864       1,993         381        (498)       (957)       (991)       (946)

Interest (Income) from Parent          (318)       (352)       (352)       (341)       (352)       (341)       (352)       (352)
Interest Expense                      1,049       1,048       1,056       1,048       1,034       1,043       1,034       1,037
                                   --------    --------    --------    --------    --------    --------    --------    --------
   Net Interest Expense (Income)        731         696         704         708         682         703         682         685
                                   --------    --------    --------    --------    --------    --------    --------    --------

Income Before Taxes                   3,477       2,168       1,289        (327)     (1,180)     (1,659)     (1,673)     (1,631)

Income Taxes                             17          17          17          17          17          17          17          17
                                   --------    --------    --------    --------    --------    --------    --------    --------

Net Income (Loss)                     3,460       2,151       1,272        (344)     (1,197)     (1,676)     (1,690)     (1,648)
                                   ========    ========    ========    ========    ========    ========    ========    ========

Selling Price                        0.8975      0.8934      0.8705      0.8866      0.8839      0.8488      0.8071      0.8859
Cost                                 0.4171      0.4035      0.3781      0.3805      0.3701      0.3529      0.3352      0.4282
                                   --------    --------    --------    --------    --------    --------    --------    --------
Margin                               0.4804      0.4899      0.4924      0.5061      0.5138      0.4959      0.4719      0.4577
                                   ========    ========    ========    ========    ========    ========    ========    ========

                                       9/99       10/99       11/99       12/99       1,999
                                   --------    --------    --------    --------    --------
Gallons Sold                         12,026      14,607      16,753      19,806     161,427

Propane Revenues                     10,531      12,863      15,224      18,235     142,976
Appliance Revenues                      296         321         336         316       3,248
Other Revenues                          750         764         714         686       7,617
                                   --------    --------    --------    --------    --------
  Total Revenues                     11,576      13,949      16,274      19,237     153,841

Cost of Propane Sales                 5,280       6,609       7,735       8,753      66,559
Cost of Appliance Sales                 216         237         247         234       2,400
                                                                                   --------
   Total Cost of Sales                5,496       6,846       7,982       8,987      68,960

Propane Gross Profit                  5,251       6,255       7,489       9,483      76,417
Appliance Gross Profit                   80          84          89          82         847
Other Gross Profit                      750         764         714         686       7,617
                                   --------    --------    --------    --------    --------
  Total Gross Profit                  6,080       7,103       8,292      10,251      84,881

Operating Expenses                    4,879       4,914       5,110       5,410      59,402

EBITDA                                1,201       2,189       3,182       4,841      25,479

Depreciation & Amortization           1,012       1,010       1,010       1,011      12,181
                                   --------    --------    --------    --------    --------

Operating Income                        189       1,179       2,171       3,830      13,298

Other Income (Expenses)                  16          16          16          16         190
                                   --------    --------    --------    --------    --------

EBIT                                    205       1,195       2,187       3,846      13,488

Interest (Income) from Parent          (341)       (352)       (341)       (352)     (4,145)
Interest Expense                      1,046       1,032       1,052       1,071      12,550
                                   --------    --------    --------    --------    --------
   Net Interest Expense (Income)        705         680         711         719       8,406
                                   --------    --------    --------    --------    --------

Income Before Taxes                    (501)        515       1,476       3,127       5,082

Income Taxes                             17          17          17          17         204
                                   --------    --------    --------    --------    --------

Net Income (Loss)                      (518)        498       1,459       3,110       4,878
                                   ========    ========    ========    ========    ========

Selling Price                        0.8757      0.8806      0.9087      0.9207      0.8857
Cost                                 0.4390      0.4524      0.4617      0.4419      0.4123
                                   --------    --------    --------    --------    --------
Margin                               0.4366      0.4282      0.4470      0.4788      0.4734
                                   ========    ========    ========    ========    ========